UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014 (March 12, 2014)

Oxford Resource Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34815	77-0695453
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 South High Street, Suite 3450 Columbus, OH	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 643-0314

 (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Warrants for Subordinated Units of the Partnership

As previously reported in its Form 8-K filed on June 25, 2013, on June 24, 2013 the Registrant, Oxford Resource Partners, LP (the “Partnership”), and its subsidiaries refinanced an existing credit facility. The documentation for such refinancing included a second lien financing agreement with Obsidian Agency Services, Inc. and the lenders party thereto (the “Second Lien Financing Agreement”). In connection with the Second Lien Financing Agreement, the Partnership and its general partner, Oxford Resources GP, LLC, entered into a Warrant Issuance Agreement with the lenders under the Second Lien Financing Agreement and/or certain of their affiliates (collectively, the “Holders”), pursuant to which, among other things, the Holders were issued warrants to purchase up to 1,814,185 subordinated units of the Partnership (the “Original Subordinated Unit Warrants”).

On March 12, 2014, the parties to each of the Original Subordinated Unit Warrants entered into replacement warrants for such subordinated units (the “Replacement Subordinated Unit Warrants”) to correct, clarify, supersede and replace in their entirety the Original Subordinated Unit Warrants, thereby providing that the subordinated units subject thereto should be classified for federal, state and local income tax purposes as a noncompensatory option within the meaning of Treasury Regulation Section 1.721-2(f) and 1.761-3(b)(2) (a “Noncompensatory Option”).

The Replacement Subordinated Unit Warrants were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated thereunder because such issuances did not involve a public offering of securities. The Replacement Subordinated Unit Warrants and the securities underlying the Replacement Subordinated Unit Warrants constitute “restricted securities” under the Act.

The foregoing description is qualified in its entirety by reference to the full text of the Replacement Subordinated Unit Warrants. A copy of the form of the Replacement Subordinated Unit Warrants will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amendment to Partnership’s Limited Partnership Agreement

As previously reported in its Form 8-K filed on June 25, 2013, the Partnership, in connection with the Second Lien Financing Agreement, entered into an original First Amendment to Third Amended and Restated Limited Partnership Agreement (the “Original LPA Amendment”), amending the Partnership’s Third Amended and Restated Limited Partnership Agreement. The Original LPA Amendment was entered into to accommodate the issuance to the Holders of warrants of the Partnership including warrants to purchase up to 1,814,185 subordinated units of the Partnership.

On March 12, 2014, the parties to the Original LPA Amendment entered into a replacement amendment amending and restating the Original LPA Amendment (the “Replacement LPA Amendment”) to correct, clarify, supersede and replace in its entirety the Original LPA Amendment, thereby providing that such subordinated units should be classified for federal, state and local income tax purposes as a Noncompensatory Option.

The foregoing description is qualified in its entirety by reference to the full text of the Replacement LPA Amendment. A copy of the Replacement LPA Amendment will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Oxford Resource Partners, LP

	By:	Oxford Resources GP, LLC,
its general partner

Dated: March 18, 2014	By:	/s/ Daniel M. Maher
		Name:	Daniel M. Maher
		Title:	Senior Vice President, Chief Legal Officer and Secretary